Exhibit 99.1

WILLIAMS-SONOMA, INC.

3250 Van Ness Avenue

San Francisco, CA 94109

CONTACT:
Julie P. Whalen
EVP, Chief Financial Officer
(415) 616-8524

Beth Potillo-Miller
SVP, Finance & Corporate Treasurer
Investor Relations
(415) 616-8643

PRESS RELEASE

Williams-Sonoma, Inc. announces first quarter 2017 results

Net revenues grow 1.2% with comparable brand revenue growth of 0.1%

Pottery Barn comparable brand revenue sequentially improves 270bps

GAAP EPS of $0.45, non-GAAP EPS of $0.51

San Francisco, CA, May 24, 2017 – Williams-Sonoma, Inc. (NYSE: WSM) today announced operating results for the first fiscal quarter ended April 30, 2017 (“Q1 17”) versus the first fiscal quarter ended May 1, 2016 (“Q1 16”).

1st QUARTER 2017 RESULTS

•	Q1 17 net revenues grew 1.2% to $1.112 billion versus $1.098 billion in Q1 16 with comparable brand revenue growth of 0.1%.
•

Q1 17 operating margin was 5.6% versus 5.8% in Q1 16. Excluding certain items affecting comparability, non-GAAP operating margin was 6.1% in Q1 17 and 7.0% in Q1 16 (see Notes 1 and 2 in Exhibit 1). See Exhibit 1 for a reconciliation of GAAP to non-GAAP operating margin.

•

Q1 17 diluted earnings per share (“EPS”) was $0.45 versus $0.44 in Q1 16. Excluding certain items affecting comparability, non-GAAP EPS was $0.51 in Q1 17 and $0.53 in Q1 16 (see Notes 1–3 in Exhibit 1). See Exhibit 1 for a reconciliation of GAAP to non-GAAP EPS.

•	Cash returned to stockholders totaled $72 million, comprising $38 million in stock repurchases and $34 million in dividends.

Laura Alber, President and Chief Executive Officer, commented, “In the first quarter, we saw strong sequential improvement in the Pottery Barn brand, demonstrating the effectiveness of the brand initiatives that we are implementing. West Elm, our newer businesses (Rejuvenation and Mark and Graham), and our company-owned global operations delivered another quarter of double-digit growth, and Williams Sonoma started the year off strongly. We also continued to realize positive results from our supply chain initiatives, as we drive continuous improvements across the organization to deliver increased efficiencies and a superior customer experience.”

Alber continued, “We remain highly focused on delivering innovative, high-quality products that are inspiring, relevant and competitively priced. We believe that our iconic multi-aesthetic brands and profitable multi-channel model, together with our lifestyle merchandising approach and high-touch service model, create a sustainable competitive advantage. As we continue to make strong progress against our key strategic initiatives, we believe we are well positioned to deliver on both our near and longer-term goals.”

Net revenues increased to $1.112 billion in Q1 17 from $1.098 billion in Q1 16.

Comparable brand revenue in Q1 17 increased 0.1% on top of 4.5% in Q1 16 as shown in the table below:

1st Quarter Comparable Brand Revenue Growth by Concept*
	Q1 17		Q1 16
Pottery Barn	(1.4%	)	0.2%
Williams Sonoma	3.2%		3.5%
West Elm	6.0%		19.0%
Pottery Barn Kids	(5.7%	)	1.7%
PBteen	(14.3%	)	1.9%
Total	0.1%		4.5%
* See the Company’s 10-K and 10-Q filings for the definition of comparable brand revenue.

E-commerce net revenues in Q1 17 increased 0.7% to $581 million from $576 million in Q1 16. E-commerce net revenues generated 52.2% of total company net revenues in Q1 17 and 52.5% of total company net revenues in Q1 16.

Retail net revenues in Q1 17 increased 1.8% to $531 million from $522 million in Q1 16.

Operating margin in Q1 17 was 5.6% compared to 5.8% in Q1 16. Excluding certain items affecting comparability, non-GAAP operating margin was 6.1% in Q1 17 and 7.0% in Q1 16:

•	Gross margin was 35.6% in Q1 17 versus 35.8% in Q1 16.

•

Selling, general and administrative (“SG&A”) expenses were $333 million, or 30.0% of net revenues in Q1 17, versus $329 million, or 30.0% of net revenues, in Q1 16. Excluding certain items affecting comparability, non-GAAP SG&A expenses were $328 million, or 29.5% of net revenues in Q1 17, and $316 million, or 28.8% of net revenues, in Q1 16 (see Notes 1 and 2 in Exhibit 1).

The effective income tax rate in Q1 17 was 36.8% versus 37.7% in Q1 16. Excluding certain items affecting comparability, the effective tax rate in Q1 17 was 34.5% (see Note 3 in Exhibit 1). See Exhibit 1 for a reconciliation of GAAP to non-GAAP effective income tax rate. The year-over-year tax rate improvement was driven by the incremental benefits we are seeing from improved profitability across our international operations, which are taxed at a lower tax rate.

EPS in Q1 17 was $0.45 versus $0.44 in Q1 16. Excluding certain items affecting comparability, non-GAAP EPS was $0.51 in Q1 17 and $0.53 in Q1 16 (see Notes 1–3 in Exhibit 1).

Merchandise inventories at the end of Q1 17 increased 9.8% to $1.037 billion from $945 million at the end of Q1 16. On-hand and available for sale inventory grew 3.5%, driven by our higher growth brands. On-hand and available for sale inventory decreased 0.4% across the Pottery Barn brands.

STOCK REPURCHASE PROGRAM

During Q1 17, we repurchased 764,543 shares of common stock at an average cost of $50.16 per share and a total cost of approximately $38 million. As of April 30, 2017, there was approximately $372 million remaining under our current stock repurchase authorization.

FISCAL YEAR 2017 FINANCIAL GUIDANCE

2nd Quarter 2017 Financial Guidance
Total Net Revenues (millions)	$1,195 – $1,230
Comparable Brand Revenue Growth	2% – 5%
Diluted EPS	$0.55 – $0.61

Fiscal Year 2017 Financial Guidance
Total Net Revenues (millions)	$5,165 – $5,265
Comparable Brand Revenue Growth	1% – 3%
Non-GAAP Operating Margin*	9.4% – 9.6%
Non-GAAP Diluted EPS*	$3.45 – $3.65
Income Tax Rate	36.5% – 37.5%
Capital Spending (millions)	$200 – $220
Depreciation and Amortization (millions)	$185 – $195

*    Excludes certain items affecting comparability. See Notes 2 and 3 in Exhibit 1. Including these items, GAAP operating margin guidance would be 9.3% to 9.5%. See Exhibit 1 for a reconciliation of GAAP to non-GAAP EPS.

Store Opening and Closing Guidance by Retail Concept*
	FY 2016 ACT	FY 2017 GUID
	Total	New	Close	End
Williams Sonoma	234	4	(7)	231
Pottery Barn	201	8	(6)	203
West Elm	98	10	(3)	105
Pottery Barn Kids	89	-	(4)	85
Rejuvenation	7	2	-	9
Total	629	24	(20)	633

* Included in the FY 16 store count are 19 stores in Australia and one store in the UK.

CONFERENCE CALL AND WEBCAST INFORMATION

Williams-Sonoma, Inc. will host a live conference call today, May 24, 2017, at 2:00 P.M. (PT). The call, hosted by Laura Alber, President and Chief Executive Officer, will be open to the general public via live webcast and can be accessed at http://ir.williams-sonomainc.com/events. A replay of the webcast will be available at http://ir.williams-sonomainc.com/events.

SEC REGULATION G — NON-GAAP INFORMATION

This press release includes non-GAAP SG&A, operating income, operating margin, income taxes, effective tax rate and diluted EPS. These non-GAAP financial measures exclude the impact of severance-related charges in Q1 16, Q3 16 and Q1 17, a one-time tax adjustment associated with intercompany transactions in Q4 16, and tax expense related to the adoption of new accounting rules related to stock-based compensation in Q1 17. We have reconciled these non-GAAP financial measures with the most directly comparable GAAP financial measures in the text of this release and in Exhibit 1. We believe that these non-GAAP financial measures provide meaningful supplemental information for investors regarding the performance of our business and facilitate a meaningful evaluation of our quarterly actual results and FY 17 guidance on a comparable basis with prior periods. Our management uses these non-GAAP financial measures in order to have comparable financial results to analyze changes in our underlying business from quarter to quarter. These non-GAAP measures should be considered as a supplement to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements that involve risks and uncertainties, as well as assumptions that, if they do not fully materialize or are proven incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. Such forward-looking statements include statements relating to: our product strategy, our multi-brand, multi-aesthetic strategy, our sustainable competitive advantage; our execution of key strategic initiatives; our ability to deliver on near and longer-term goals; our future financial guidance, including Q2 17 and FY 2017 guidance; our stock repurchase program; and our proposed store openings and closures.

The risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements include: accounting adjustments as we close our books for Q1 17; continuing changes in general economic conditions, and the impact on consumer confidence and consumer spending; new interpretations of or changes to current accounting rules; our ability to anticipate consumer preferences and buying trends; dependence on timely introduction and customer acceptance of our merchandise; changes in consumer spending based on weather, political, competitive and other conditions beyond our control; delays in store openings; competition from companies with concepts or products similar to ours; timely and effective sourcing of merchandise from our foreign and domestic vendors and delivery of merchandise through our supply chain to our stores and customers; effective inventory management; our ability to manage customer returns; successful catalog management, including timing, sizing and merchandising; uncertainties in e-marketing, infrastructure and regulation; multi-channel and multi-brand complexities; our ability to introduce new brands and brand extensions; challenges associated with our increasing global presence; dependence on external funding sources for operating capital; disruptions in the financial markets; our ability to control employment, occupancy and other operating costs; our ability to improve our systems and processes; changes to our information technology infrastructure; general political, economic and market conditions and events, including war, conflict or acts of terrorism; and other risks and uncertainties described more fully in our public announcements, reports to stockholders and other documents filed with or furnished to the SEC, including our Annual Report on Form 10-K for the fiscal year ended January 29, 2017 and all subsequent Current Reports on Form 8-K. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we assume no obligation to update these forward-looking statements.

ABOUT WILLIAMS-SONOMA, INC.

Williams-Sonoma, Inc. is a specialty retailer of high-quality products for the home. These products, representing eight distinct merchandise strategies – Williams Sonoma, Pottery Barn, Pottery Barn Kids, West Elm, PBteen, Williams Sonoma Home, Rejuvenation, and Mark and Graham – are marketed through e-commerce websites, direct mail catalogs and retail stores. Williams-Sonoma, Inc. currently operates in the United States, Canada, Australia and the United Kingdom, offers international shipping to customers worldwide, and has unaffiliated franchisees that operate stores in the Middle East and the Philippines and stores and e-commerce websites in Mexico.

Williams-Sonoma, Inc.

Condensed Consolidated Statements of Earnings (unaudited)

Thirteen weeks ended April 30, 2017 and May 1, 2016

(Dollars and shares in thousands, except per share amounts)

	1st Quarter
	2017		2016
	$	% of Revenues	$	% of Revenues
E-commerce net revenues	$580,510	52.2%	$576,234	52.5%
Retail net revenues	530,997	47.8	521,583	47.5

Net revenues	1,111,507	100.0	1,097,817	100.0
Cost of goods sold	715,747	64.4	705,300	64.2

Gross profit	395,760	35.6	392,517	35.8
Selling, general and administrative expenses	333,286	30.0	328,992	30.0

Operating income	62,474	5.6	63,525	5.8
Interest (income) expense, net	(103)	—	(68)	—

Earnings before income taxes	62,577	5.6	63,593	5.8
Income taxes	23,022	2.1	23,996	2.2

Net earnings	$39,555	3.6%	$39,597	3.6%

Earnings per share (EPS):
Basic	$0.45		$0.44
Diluted	$0.45		$0.44
Shares used in calculation of EPS:
Basic	86,962		89,298
Diluted	87,710		90,514

Williams-Sonoma, Inc.

Condensed Consolidated Balance Sheets (unaudited)

(Dollars and shares in thousands, except per share amounts)

	Apr. 30, 2017	Jan. 29, 2017	May 1, 2016
Assets
Current assets
Cash and cash equivalents	$93,975	$213,713	$99,217
Accounts receivable, net	63,982	88,803	75,364
Merchandise inventories, net	1,037,107	977,505	944,632
Prepaid catalog expenses	23,066	23,625	29,916
Prepaid expenses	62,014	52,882	53,689
Other assets	10,901	10,652	9,844

Total current assets	1,291,045	1,367,180	1,212,662

Property and equipment, net	920,531	923,283	893,640
Deferred income taxes, net	124,977	135,238	131,597
Other assets, net	54,624	51,178	52,469

Total assets	$2,391,177	$2,476,879	$2,290,368

Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$399,336	$453,710	$339,392
Accrued salaries, benefits and other liabilities	91,038	130,187	96,577
Customer deposits	289,852	294,276	275,116
Borrowings under revolving line of credit	45,000	-	100,000
Income taxes payable	37,792	23,245	7,764
Other liabilities	49,647	59,838	52,907

Total current liabilities	912,665	961,256	871,756

Deferred rent and lease incentives	195,201	196,188	188,715
Other long-term obligations	73,160	71,215	67,041

Total liabilities	1,181,026	1,228,659	1,127,512

Stockholders’ equity
Preferred stock: $.01 par value; 7,500 shares authorized; none issued	-	-	-
Common stock: $.01 par value; 253,125 shares authorized; 86,883, 87,325 and 89,350 shares issued and outstanding at April 30, 2017, January 29, 2017 and May 1, 2016, respectively	869	873	894
Additional paid-in capital	549,281	556,928	534,414
Retained earnings	671,758	701,702	636,986
Accumulated other comprehensive loss	(10,830)	(9,903)	(7,875)
Treasury stock, at cost	(927)	(1,380)	(1,563)

Total stockholders’ equity	1,210,151	1,248,220	1,162,856

Total liabilities and stockholders’ equity	$2,391,177	$2,476,879	$2,290,368

Williams-Sonoma, Inc.

Condensed Consolidated Statements of Cash Flows (unaudited)

Thirteen weeks ended April 30, 2017 and May 1, 2016

(Dollars in thousands)

	Year-to-Date
	2017	2016
Cash flows from operating activities
Net earnings	$39,555	$39,597
Adjustments to reconcile net earnings to net cash provided by (used in) operating activities:
Depreciation and amortization	44,950	41,240
Loss on disposal/impairment of assets	519	880
Amortization of deferred lease incentives	(6,477)	(5,987)
Deferred income taxes	(3,848)	(5,796)
Tax benefit related to stock-based awards	13,742	20,087
Excess tax benefit related to stock-based awards	-	(3,824)
Stock-based compensation expense	9,817	15,732
Other	(76)	(418)
Changes in:
Accounts receivable	24,610	3,781
Merchandise inventories	(60,246)	37,424
Prepaid catalog expenses	559	(997)
Prepaid expenses and other assets	(12,472)	(7,683)
Accounts payable	(65,990)	(113,510)
Accrued salaries, benefits and other liabilities	(47,235)	(20,875)
Customer deposits	(4,154)	(22,465)
Deferred rent and lease incentives	5,806	9,439
Income taxes payable	14,564	(59,285)

Net cash used in operating activities	(46,376)	(72,660)

Cash flows from investing activities:
Purchases of property and equipment	(32,153)	(28,149)
Other	5	294

Net cash used in investing activities	(32,148)	(27,855)

Cash flows from financing activities:
Borrowings under revolving line of credit	45,000	100,000
Repurchase of common stock	(38,350)	(40,639)
Payment of dividends	(34,189)	(34,423)
Tax withholdings related to stock-based awards	(13,780)	(22,904)
Excess tax benefit related to stock-based awards	-	3,824
Proceeds related to stock-based awards	-	995
Other	-	(48)

Net cash provided by (used in) financing activities	(41,319)	6,805

Effect of exchange rates on cash and cash equivalents	105	(720)
Net decrease in cash and cash equivalents	(119,738)	(94,430)
Cash and cash equivalents at beginning of period	213,713	193,647

Cash and cash equivalents at end of period	$93,975	$99,217

Exhibit 1

(Unaudited)

Reconciliation of 1st Quarter GAAP to Non-GAAP Operating Income and Operating Margin By Segment*

($ in thousands)

	E-commerce		Retail		Unallocated		Total
	Q1 17	Q1 16	Q1 17	Q1 16	Q1 17	Q1 16	Q1 17	Q1 16
Net Revenues	$580,510	$576,234	$530,997	$521,583	$-	$-	$1,111,507	$1,097,817
GAAP Operating Income/(Expense)	132,004	131,545	21,714	30,125	(91,244)	(98,145)	62,474	63,525
GAAP Operating Margin	22.7%	22.8%	4.1%	5.8%	(8.2%)	(8.9%)	5.6%	5.8%

Severance-related Charges (1,2)	-	-	-	-	5,705	13,221	5,705	13,221
Non-GAAP Operating Income/(Expense) (5)	$132,004	$131,545	$21,714	$30,125	$(85,539)	$(84,924)	$68,179	$76,746
Non-GAAP Operating Margin (5)	22.7%	22.8%	4.1%	5.8%	(7.7%)	(7.7%)	6.1%	7.0%

*	See the Company’s 10-K and 10-Q filings for additional information on segment reporting and the definition of Operating Income/(Expense) and Operating Margin.

Reconciliation of 1st Quarter GAAP to Non-GAAP Effective Tax Rate

($ in thousands)

	Q1 17	Q1 16
Earnings Before Income Taxes	$62,577	$63,593
GAAP Income Taxes	23,022	23,996
GAAP Effective Tax Rate	36.8%	37.7%

Unfavorable Tax Impact from the Adoption of New Accounting Rules (3)	1,429	-
Non-GAAP Income Taxes Excluding Adoption of New Accounting Rules (5)	$21,593	$23,996
Non-GAAP Effective Tax Rate Excluding Adoption of New Accounting Rules (5)	34.5%	37.7%

Reconciliation of Quarterly and Fiscal Year GAAP to Non-GAAP

Diluted Earnings Per Share**

(Totals rounded to the nearest cent per diluted share)

	Q1 17 ACT	FY 17 GUID
2017 GAAP Diluted EPS	$0.45	$3.39 - $3.59
Impact of Severance-related Charges (2)	$0.04	$0.04
Unfavorable Tax Impact from the Adoption of New Accounting Rules (3)	$0.02	$0.02
2017 Non-GAAP Diluted EPS (5)	$0.51	$3.45 - $3.65

	Q1 16 ACT	FY 16 ACT
2016 GAAP Diluted EPS	$0.44	$3.41
Impact of Severance-related Charges (1)	$0.09	$0.10
One-time Favorable Tax Adjustment (4)	-	($0.08)
2016 Non-GAAP Diluted EPS (5)	$0.53	$3.43

**	Due to the differences between the quarterly and year-to-date weighted average share count calculations and rounding to the nearest cent per diluted share, totals may not equal the sum of the line items and fiscal year diluted EPS may not equal the sum of the quarters.

Store Statistics

	Store Count					Avg. Leased Square Footage Per Store
	Jan. 29, 2017	Openings	Closings	Apr. 30, 2017	May 1, 2016	Apr. 30, 2017	May 1, 2016
Williams Sonoma	234	2	(3)	233	241	6,600	6,600
Pottery Barn	201	1	(3)	199	200	13,800	13,800
West Elm	98	1	-	99	87	13,300	13,200
Pottery Barn Kids	89	-	-	89	90	7,400	7,500
Rejuvenation	7	1	-	8	6	8,800	9,000
Total	629	5	(6)	628	624	10,100	10,000

	Jan. 29, 2017	Apr. 30, 2017	May 1, 2016
Total store selling square footage	3,951,000	3,942,000	3,867,000
Total store leased square footage	6,359,000	6,341,000	6,218,000

Notes:

(1)	During Q1 16 and Q3 16 we incurred severance-related reorganization charges due to headcount reduction primarily in our corporate functions totaling approximately $13 million, or $0.09 per diluted share, and $1 million, or $0.01 per diluted share, respectively. These charges were recorded as SG&A expense within the unallocated segment.
(2)	During Q1 17 we incurred severance-related charges associated with the previously announced departure of the former President of the Pottery Barn brands, as well as other severance-related charges, of approximately $6 million, or $0.04 per diluted share. These charges were recorded as SG&A expense within the unallocated segment.
(3)	During Q1 17 we incurred tax expense of approximately $1 million, or $0.02 per diluted share, associated with the adoption of new accounting rules related to stock-based compensation.
(4)	During Q4 16 we incurred a benefit of approximately $8 million, or $0.08 per diluted share, related to a one-time tax adjustment associated with intercompany transactions.
(5)	SEC Regulation G – Non-GAAP Information – These tables include non-GAAP operating income, operating margin, income taxes, effective tax rate and diluted EPS. We believe that these non-GAAP financial measures provide meaningful supplemental information for investors regarding the performance of our business and facilitate a meaningful evaluation of our quarterly actual results and FY 17 guidance on a comparable basis with prior periods. Our management uses these non-GAAP financial measures in order to have comparable financial results to analyze changes in our underlying business from quarter to quarter. These non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.